UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

ALLIANCE IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16609 (Commission File Number)	33-0239910 (I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806

(Address of principal executive offices, including zip code)

714-688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition

On October 31, 2007, Alliance Imaging, Inc. (the “Company”) issued a press release announcing certain matters relating to its results for completed fiscal periods.  A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

Item 4.02(a):  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report

or Completed Interim Review

On October 29, 2007, the Audit Committee of the Company’s Board of Directors, upon management’s recommendation, concluded that the Company’s previously issued financial statements for the second quarter of 2007 should no longer be relied upon.

As of June 30, 2007, the Company held positions of $15.0 million in marketable securities, which were incorrectly classified as cash and cash equivalents on its June 30, 2007 condensed consolidated balance sheet.  Earlier this year, the Company began accumulating cash and cash equivalents with the expectation of funding select future acquisitions.  In June 2007, contrary to directions given by the Company to its financial institution to invest the Company’s funds in cash and cash equivalents, the financial institution invested in marketable securities without timely notifying the Company of the transactions.  The Company learned of the transactions and determined that its accounting for the transactions did not comply with Generally Accepted Accounting Principles, which require that these securities should have been classified as marketable securities.  Management then discussed the error with the Company’s independent registered public accounting firm and the Company’s audit committee.  As a result, the Company will correct its accounting for marketable securities by recording holdings of those securities on the balance sheets as marketable securities for the period, rather than as cash and cash equivalents, and by recording purchases of those securities on the statements of cash flows as purchases of marketable securities.  As the investments in marketable securities began in June 2007, the Company has determined that the incorrect classification does not exist in reporting periods prior to the second quarter 2007 financial statements.

The correction for the classification of marketable securities will result in no change to the statements of operations and comprehensive income.

Alliance’s management has re-evaluated the Company’s disclosure controls and procedures and its internal control over financial reporting and has concluded that they were effective at the reasonable assurance level as of the end of the period affected by the restatement.

The Company will file an amendment to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which will contain restated financial statements for the period covered by the Quarterly Report.  The Company expects to file the amendment as soon as practicable.

The Audit Committee of the Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Forward-Looking Statements

This report contains forward-looking statements relating to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement and review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and other risks and uncertainties identified in the Risks Factors section of the Company’s Form 10-K/A for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007, in each case filed with the Securities and Exchange Commission.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

Item 9.01:  Financial Statements, Pro Forma Financial Information and Exhibits

                (d)           Exhibits

                                The following exhibits are furnished, not filed, with this Form 8-K:

99.1         Press Release dated October 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 31, 2007

/s/ Howard K. Aihara
		Name:	Howard K. Aihara
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 99.1                                    Press Release dated October 31, 2007.